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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We have issued our report dated March 7, 1997, accompanying the financial statements of The Parts Source, Inc. (d/b/a Ace Auto Parts) included in the Form 10-KSB for the year ended December 31, 1996, which is incorporated by reference in this Registration Statement of the aforementioned report.



                                              /s/ Grant Thornton LLP

Tampa, Florida
June 26, 1997


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